   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996

                                                     REGISTRATION NO.333-05901
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             ------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------

                                CONNECT, INC.
           (Exact name of Registrant as specified in its charter)

           DELAWARE                          7375                      77-0431045
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification Number)

                               515 ELLIS STREET
                         MOUNTAIN VIEW, CA  94043-2242
                                (415) 254-4000

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               THOMAS P. KEHLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CONNECT, INC.
                               515 ELLIS STREET
                         MOUNTAIN VIEW, CA  94043-2242
                                (415) 254-4000

  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ------------------

                                  COPIES TO:
         DONALD M. KELLER, JR.                 CARLA S. NEWELL
          MARK L. SILVERMAN                   ANTHONY M. ALLEN
            EDWARD Y. KIM                      CRAIG M. SCHMITZ
          VENTURE LAW GROUP          GUNDERSON DETTMER STOUGH VILLENEUVE
      A PROFESSIONAL CORPORATION            FRANKLIN & HACHIGAN, LLP
         2800 SAND HILL ROAD                    600 HANSEN WAY
     MENLO PARK, CALIFORNIA  94025           PALO ALTO, CA  94304
            (415) 854-4488                      (415) 843-0500

                             ------------------

                  DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
                                AUGUST 15, 1996

                             ------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

     The Registrant hereby withdraws from registration under the Securities Act of 1933, as amended, 762,500 shares of the Common Stock. The Registrant initially registered an aggregate of 3,162,500 shares of Common Stock pursuant to this Registration Statement (including 412,500 shares registered to cover an over-allotment option granted to the Underwriters). This Registration Statement was declared effective on August 14, 1996, pursuant to which the Registrant issued and sold 2,400,000 shares of Common Stock. The overallotment option granted to the Underwriters was not exercised and expired on September 13, 1996.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MENLO PARK, STATE OF CALIFORNIA, ON OCTOBER 8, 1996.

                                 CONNECT, INC.

                                 By:  /s/  THOMAS P. KEHLER
                                    -----------------------
                                    Thomas P. Kehler
                                    (President and Chief Executive Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

           SIGNATURE                          TITLE                    DATE
-------------------------------   -----------------------------   ---------------
       GORDON J. BRIDGE*             Chairman of the Board,          October 8, 1996
-------------------------------      Director
       Gordon J. Bridge

   /s/ THOMAS P. KEHLER              President, Chief Executive      October 8, 1996
-------------------------------      Officer and Director
       Thomas P. Kehler              (Principal Executive Officer)

       JOSEPH G. GIRATA*             Vice President of Finance       October 8, 1996
-------------------------------      Administration and Secretary
       Joseph G. Girata              (Chief Financial Officer and
                                     Principal Accounting Officer)

       PROMOD HAQUE*                 Director                        October 8, 1996
-------------------------------
       Promod Haque

       RORY T. O'DRISCOLL*           Director                        October 8, 1996
-------------------------------
       Rory T. O'Driscoll

       RICHARD H. LUSSIER*           Director                        October 8, 1996
-------------------------------
       Richard H. Lussier

       TERRY R. MCGOWAN*             Director                        October 8, 1996
-------------------------------
       Terry R. McGowan

       RICHARD W. WEENING*           Director                        October 8, 1996
-------------------------------
       Richard W. Weening

       WILLIAM B. WELTY*             Director                        October 8, 1996
-------------------------------
       William B. Welty


*By:   /s/  THOMAS P. KEHLER
-------------------------------
           Attorney-in-Fact


                                      -3-